UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2009

POWERSAFE TECHNOLOGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143645 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

1400 Coney Island Avenue, Brooklyn, NY 11230
(Address of Principal Executive Offices, Zip Code)

(718) 951-8021
(Registrant's Telephone Number, Including Area Code)

Not applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

On April 9, 2009, Powersafe Technology Corp., a Delaware corporation (the “Company”) filed an amendment with the Secretary of State of the State of Delaware amending its Certificate of Incorporation in accordance with the approval of the stockholders of the Company obtained at the special meeting of the shareholders held on September 18, 2008. The amendment created a class of 5,000,000 shares of “blank check” preferred stock.

Upon filing said amendment, the Company created two classes of preferred shares – 50,000 Series D Convertible Preferred Stock (the “Series D Preferred”) and 20,000 Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred”). The holders of the Series D Preferred and Series D-1 Preferred are each entitled to (i) a dividend equal to 8% per annum, payable each quarter, (y) in cash to the holders of the Series D-1 Preferred and (z) in shares of additional Series D-1 Preferred to the holders of the Series D Preferred thru December 31, 2010 and in cash thereafter, (ii) majority board representation (as a class with all pari passu preferred) if there is a continuing default in dividend  payments for any 2 quarters or a default in any other terms of said preferred stock, (iii) a liquidation preference of $75 and $70 per share, with respect to the Series D Preferred and Series D-1 Preferred, respectively, (iv) the right to convert into 100 shares of common stock of the Company (for each share of preferred) and (v) covenants regarding no issuance of any debt or series having a preference to these preferred or any class in parity except securities with a liquidation preference in parity with the preferred of up to $4,000,000. The Company may redeem the preferred shares, upon 30 days’ notice, commencing (a) March 31, 2012, or (b) December 31, 2009 if the average closing price of the common stock is equal to at least $1.15. The preferred shares are mandatorily redeemable on March 31, 2014. For every share of preferred stock purchased, the holder shall receive 100 warrants, exercisable for $0.75 per share of common stock until October 31, 2010.

The Series D-1 Preferred and warrants are being offered to service providers of the Company and to directors for directors’ fees. As of April 14, 2009, holders of $142,000 of trade payables owed by either the Company or its wholly-owned subsidiary Amplification Technologies, Inc. have agreed to exchange such payables for the issuance of 2,370 shares of Series D-1 Preferred and 237,000 warrants. The Series D Preferred are expected to be sold in a private placement at $65 per share of Series D Preferred.  The Company agreed. to pay holders 1/2% per month beginning November 1, 2009 until either the Company shall have registered with the SEC the shares of common stock that the preferred are convertible into, or such shares can be sold under Rule 144.

Mr. Mayer, an officer and director and principal stockholder of the Company, has agreed to convert $150,000 of certain advances he made to the Company for 2,500 shares of Series D-1 Preferred and 250,000 warrants.

The Company has agreed. to pay holders of the Preferred 1/2% per month beginning November 1, 2009 until either the Company shall have registered with the SEC the shares of common stock that the preferred are convertible into, or such shares can be sold under Rule 144.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of business acquired.	Not applicable
(b)	Pro forma financial information.	Not applicable
(c)	Exhibits

Exhibit 4.2	Amendment to the Certificate of Incorporation of Powersafe Technology Corp.
Exhibit 4.3	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock
Exhibit 4.4	Certificate of Designations, Preferences and Rights of Series D-1 Convertible Preferred Stock
Exhibit 10.9	Form of Subscription Agreement for Series D-1 Convertible Preferred Stock
Exhibit 10.10	Form of Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSAFE TECHNOLOGY CORP.

By.	/s/ Jack N. Mayer
Name:	Jack N. Mayer
Title:	President

Date:  April 20, 2009